SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ISLE OF CAPRI CASINOS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1)	Amount Previously Paid:

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ISLE OF CAPRI CASINOS, INC.

600 EMERSON ROAD

ST. LOUIS, MISSOURI 63141

(314) 813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, October 16, 2007

The 2007 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at the isle. casino & hotel at Waterloo, 777 Isle of Capri Boulevard, Waterloo, Iowa, on Tuesday, October 16, 2007 at 9:00 a.m., Central Time, for the following purposes:

(1)	To elect nine persons to the Board of Directors.

(2)	To approve amendments to our 2000 Long-Term Stock Incentive Plan to (i) increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares; (ii) increase the limitation on the number of shares which may be subject to the award or grant to any individual in a single fiscal year to 500,000 shares; and (iii) with respect to certain other matters described herein.

(3)	To transact such other business as may properly come before the Annual Meeting.

The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 31, 2007. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the accompanying Proxy Statement, submit your instructions by phone, by Internet or by completing, signing, dating, and promptly returning the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy card will not preclude you from voting in person at the Annual Meeting, should you decide to attend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein
Chairman and Chief Executive Officer

St. Louis, Missouri

August 27, 2007

Please Mark, Sign, Date and Return Your Proxy in the Enclosed Envelope

or Vote by Telephone or on the Internet

ISLE OF CAPRI CASINOS, INC.

600 EMERSON ROAD

ST. LOUIS, MISSOURI 63141

(314) 813-9200

PROXY STATEMENT

AUGUST 27, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2007 Annual Meeting of Stockholders to be held on Tuesday, October 16, 2007, beginning at 9:00 a.m., Central Time, at the isle. casino & hotel at Waterloo, 100 Isle of Capri Boulevard, Waterloo, Iowa, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the “Company,” unless the context indicates otherwise.

Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A copy of our 2007 Annual Report to Stockholders, this Proxy Statement, and accompanying proxy card are first being mailed to our stockholders on or about September 14, 2007.

QUESTIONS AND ANSWERS

On what am I being asked to vote?

At the Annual Meeting, the Company’s stockholders will be asked to vote on the following proposal:

(1)	To elect nine persons to the Board of Directors; and

(2)	To approve amendments to our 2000 Long-Term Stock Incentive Plan (i) to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares; (ii) to increase the limitation on the number of shares which may be subject to the award or grant to any individual in a single fiscal year to 500,000 shares; and (iii) with respect to certain other matters described herein.

The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is August 31, 2007, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

A majority of the shares of the Company’s common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and “broker non-votes” (defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. As of August 7, 2007, there were 30,379,847 shares of the Company’s common stock outstanding and entitled to vote.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

Each outstanding share of the Company’s common stock entitles its owner to one vote on each matter that comes before the meeting. The proxy card indicates the number of shares of the Company’s common stock that you owned as of the record date, August 31, 2007.

How many votes are needed to approve each item?

Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and cast for the election of directors. Stockholders are not allowed to cumulate their votes for the election of directors.

Approval of the amendments to the 2000 Plan will require an affirmative vote of the holders of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

In each case, abstentions will be treated as shares that are present or represented and entitled to vote for the purpose of determining the presence of a quorum, but will be treated as not voting. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors or approve the amendments to the 2000 Plan.

What if my stock is held by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Marketplace Rules”), certain matters submitted to a vote of stockholders are considered to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting, so called “broker non-votes.” For those matters that are considered to be “non-routine,” brokerage firms that have not received instructions from their customers will not be permitted to exercise their discretionary authority.

How do I vote?

You may vote by mail, telephone, on the Internet or in person at the Annual Meeting. If voting by mail, complete and sign the enclosed proxy card and return it in the enclosed envelope. If voting by telephone or on the Internet, follow the instructions printed on the proxy card. If you vote by telephone or on the Internet, the proxy card does not need to be mailed in. Whether or not you plan to attend the meeting, we encourage you to vote by telephone or Internet or to complete, sign, date and promptly return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. One of the individuals named on the proxy card will vote your shares as directed by you on the proxy card. If no specific selections are made, one of the individuals named on your proxy card will vote your shares as follows:

1.	For the election of the directors recommended by the Board of Directors;

2.	For the approval of the amendments to our 2000 Long-Term Stock Incentive Plan (i) to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares; (ii) to increase the limitation on the number of shares which may be subject to the award or grant to any individual in a single fiscal year to 500,000 shares; and (iii) with respect to certain other matters described herein.

3.	In their discretion, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

1.	Delivering a written notice to the Secretary;

2.	Executing a later-dated proxy; or

3.	Attending the Annual Meeting and voting in person.

A written notice revoking the proxy should be sent to the Company’s Secretary at the following address:

Gregory D. Guida

Senior Vice President of Development and Legal Affairs and Secretary

Isle of Capri Casinos, Inc.

600 Emerson Road

St. Louis, Missouri 63141

How will the votes be tabulated at the meeting?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid for such services will be borne by us and is not expected to exceed $5,000 plus reasonable expenses.

GOVERNANCE OF THE COMPANY

The Company’s Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices which the Board and senior management believe promote this objective and are sound. The Company regularly reviews these governance practices, Delaware law, the Marketplace Rules, and the U. S. Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

The Company’s Board of Directors currently consist of nine members: Bernard Goldstein, Robert S. Goldstein, Alan J. Glazer, W. Randolph Baker, Jeffrey D. Goldstein, John G. Brackenbury, Shaun R. Hayes, Lee S. Wielansky and James B. Perry. Mr. Wielansky was appointed to the Board on February 26, 2007, filling a vacancy created by the retirement of Emanuel Crystal. Mr. Perry was appointed to the Board on July 16, 2007. The Board of Directors has determined that the following directors are independent as defined in Nasdaq Rule 4200(a)(15):

W. Randolph Baker

John G. Brackenbury

Alan J. Glazer

Shaun R. Hayes

Lee S. Wielansky

James B. Perry

During the fiscal year ended April 29, 2007, which we refer to as “fiscal 2007,” the Board of Directors met eight times. All directors attended at least 75% of the aggregate of all meetings of the Board during fiscal 2007. In addition, each of the Company’s directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he was a member held during fiscal 2007. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors that was a member of the Board in October 2006 attended last year’s Annual Meeting, with the exception of John G. Brackenbury, who did not attend for health reasons.

The Board of Directors has three standing committees: the Stock Option and Compensation Committee, the Audit Committee, and the Nominating Committee. During fiscal 2007, the Stock Option and Compensation Committee met 4 times, the Audit Committee met 10 times and the Nominating Committee met 8 times.

Stock Option and Compensation Committee. Messrs. Shaun R. Hayes, Alan J. Glazer, W. Randolph Baker, John G. Brackenbury and Lee S. Wielansky are members of the Stock Option and Compensation Committee. Mr. Hayes acts as chairman of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the stock option plan, option grants, and bonuses. Additional information regarding the policies of the Committee is set forth in the “Stock Option and Compensation Committee Report on Executive Compensation” included in this Proxy Statement. In accordance with Nasdaq Rule 4350(c)(3), each member of the Stock Option and Compensation Committee is “independent” as defined in Nasdaq Rule 4200(a)(15).

Audit Committee. Messrs. Alan J. Glazer, W. Randolph Baker, Shaun R. Hayes and Lee S. Wielansky are members of the Audit Committee. Mr. Glazer acts as chairman of the Audit Committee. The Audit Committee’s responsibilities include recommending to the full Board the selection of our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. Each member of the Audit Committee is “independent” as defined in Nasdaq Rule 4200(a)(15). The Board has determined that each member of the audit committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is included as an appendix to this annual proxy statement. At the present time, none of the members of the Audit Committee meet the requirements of the definition of an audit committee financial expert under the SEC Rules. The Board believes that the qualifications and experience of its Audit Committee members as described in “Election of Directors” as well as their ability to retain financial advisors and consultants as they deem appropriate affords the members of the Audit Committee sufficient ability and expertise to fulfill their obligations.

Nominating Committee. Messrs. Alan J. Glazer and Shaun Hayes are members of the Nominating Committee. Mr. Glazer acts as chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company’s stockholders. In determining the criteria for membership on the Board of Directors, the Nominating Committee considers the skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including the following attributes: financial acumen, general business experience, industry knowledge, leadership abilities, high ethical standards and independence. In accordance with Nasdaq Rule 4350(c)(4), Messrs. Alan J. Glazer and Shaun Hayes are “independent” as defined in Nasdaq Rule 4200(a)(15). The Nominating Committee Charter is posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance.

In addition to the foregoing committees of the Board of Directors, we also maintain a Compliance Committee that is made up of both directors and non-directors. Mr. W. Randolph Baker is a member of the Compliance Committee, along with Messrs. Allan B. Solomon, Harry Redmond, Steve DuCharme and Ms. Janice Newman. Mr. Baker acts as chairman, Messrs. Redmond and DuCharme are independent members, and Ms. Newman is the Compliance Officer of the Compliance Committee. The Compliance Committee’s responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Compensation of Directors

Directors who are not employed by us receive a $50,000 annual retainer, additional compensation of $4,000 for each board meeting attended, $2,000 for each meeting with management that they may be required to attend and $1,000 for any other meeting they may be required to attend in person. The Chairmen of the Company’s Audit and Stock Option and Compensation Committees receive fees of $15,000 and $7,500, respectively, for chairing those Committees, and the Chairman of the Company’s Compliance Committee receives a fee of $2,000 per meeting. Directors are also eligible for annual grants of options to purchase shares of the Company’s common stock at market value as of the grant date. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend. In addition, upon the initial election or appointment of any person to the Board of Directors, he or she will receive options to acquire 10,000 shares of our common stock, 50% of which vest upon issuance, with the remaining 50% vesting one year following issuance.

Mr. Robert S. Goldstein was appointed Executive Vice Chairman in October 2005 and his initial annual base salary is $200,000 pursuant to the terms of his employment agreement.

During the fiscal year ended April 29, 2007, Mr. John G. Brackenbury performed consulting services for us. See “Certain Related Party Transactions” for a description of his consulting agreement.

During the fiscal year ended April 29, 2007, Mr. Lee S. Wielansky performed consulting services for us. See “Certain Related Party Transactions” for a description of his consulting agreement.

Director Compensation

The following table sets forth information with respect to all compensation awarded the Company’s non-employee directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
W. Randolph Baker	$67,000	$114,133	$181,133
John G. Brackenbury (1)	$113,000	$199,365	$312,365
Emanuel Crystal	$54,000	$298,574	$352,574
Alan J. Glazer	$65,000	$219,311	$284,311
Jeffrey D. Goldstein	$58,000	$114,962	$172,962
Shaun R. Hayes	$77,500	$145,124	$222,624
Lee S. Wielansky (2)	$31,661	$90,623	$122,284

(1)	John G. Brackenbury also provides consulting services for which $60,000 of compensation was paid and included in this amount.

(2)	Prior to being appointed to the Board, Lee S. Wielansky was paid $56,000 for consulting services which are not included in the amount above.

The Company has established stock ownership guidelines for outside directors. All outside directors are required to own Company stock having a value of at least three times their annual retainer. Participants are allowed five years from the guidelines’ inception to achieve their ownership guideline. Management and the Stock Option and Compensation Committee review progress towards achievement of the ownership guidelines on an annual basis.

Stockholder Communications with the Board. The board provides a process for stockholders to send communications to the Board or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc.,

600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board a summary of all such correspondence and copies of all communications that he determines require the attention of the Board. All communications will be compiled and submitted to the Board or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to irrelevant topics.

Executive Sessions. In accordance with Nasdaq Rule 4350(c)(2), the Board currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. Executive sessions occur at least twice every fiscal year.

Code of Conduct. As required by Nasdaq Rule 4350(n), the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company’s Code of Business Conduct and Code of Ethics are posted on the Company’s website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

Information about Directors

The Company currently has nine directors. The Board of Directors has determined that it is in the Company’s best interest, and has resolved, to propose to the stockholders that nine directors be elected to serve until the next Annual Meeting of Stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation, removal, or disqualification.

The nine nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as our directors. Each of these nominees has indicated his willingness to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

Name	Age	Position(s)
Bernard Goldstein	78	Chairman, Chief Executive Officer, and Director
Robert S. Goldstein	52	Director, Executive Vice Chairman
Alan J. Glazer	66	Director
W. Randolph Baker	60	Director
Jeffrey D. Goldstein	54	Director
John G. Brackenbury	71	Director
Shaun R. Hayes	47	Director
Lee S. Wielansky	56	Director
James B. Perry	57	Director

Bernard Goldstein has been our Chairman of the Board since June 1992 and our Chief Executive Officer since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also our President. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc. (the “Steamboat Companies”), which were involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert S. Goldstein and Jeffrey D. Goldstein.

Robert S. Goldstein has been a director since February 1993 and Executive Vice Chairman since October 2005. Mr. Goldstein is the Chairman, Chief Executive Officer and President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies and has been an officer of several affiliated companies engaged in river transportation, stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein and the brother of Jeffrey D. Goldstein.

Alan J. Glazer has been a director since November 1996, and is currently the Managing Principal of Morris Anderson & Associates, Ltd., a management consulting firm. Mr. Glazer also serves as a director of Goldstein Group, Inc. a private company owned by Bernard Goldstein and members of his family.

W. Randolph Baker has been a director since September 1997. In August 2006, he became Chair of the Sycuan Institute on Tribal Gaming at San Diego State University, the nation’s first academic program dedicated to study of tribal gaming. He also teaches gaming management courses at SDSU. Prior to his return to academia, Mr. Baker was Executive Director of the Shelby County Schools Education Foundation, a nonprofit organization dedicated to enhancing the quality of K-12 education in Shelby County, Tennessee. Earlier he served as Vice

Chairman and Chief Executive Officer of Thompson Baker & Berry, a regional public relations and public affairs firm located in Memphis, Tennessee. He held that position from June 1996 through the spring of 2004. Prior to that, Mr. Baker served as Visiting Professor of Gaming Studies in the College of Business at the University of Nevada, Reno, and as Director of Public Affairs for The Promus Companies Incorporated, then a holding company for casino and hotel brands.

Jeffrey D. Goldstein has been a director since October 2001. Mr. Goldstein is Chairman and President of Alter Company and its related barge and other transportation entities. Mr. Goldstein has been associated with Alter Company for over thirty years, serving in various management roles. Additionally, Mr. Goldstein was a director, officer, and stockholder of the Steamboat Companies. Mr. Goldstein is the son of Bernard Goldstein and the brother of Robert S. Goldstein.

John G. Brackenbury, C.B.E. has been a director since January 2004. Mr. Brackenbury, who has over 40 years of experience in the leisure sector in the United Kingdom, is involved in numerous organizations. Mr. Brackenbury has served as chairman of Business in Sport & Leisure since 1985 and was made Life President on March 17, 2005 and as chairman of Brackenbury Leisure Limited since 1996. He has served as Chairman of Avanti Screenmedia since 2002 and on the demerger of Avanti Screenmedia and Avanti Communications in April 2007, he remains a non-executive director of Avanti Screenmedia and has become chairman of Avanti Communications Group Plc and ceased to be chairman of Active Media Capital in April 2007 when it was acquired by Avanti Screenmedia. From November 1996 to December 2003, he was Chairman of Pubmaster Limited which was one of the United Kingdom’s leading independent pub operators. Mr. Brackenbury previously served as a non-executive director of Holsten (UK) Limited, Hotel & Catering Training Company, Western Wines Limited, Aspen Group Plc, SFI Holdings Limited, Brewing Research Foundation and as an executive director of Brent Walker Group, Plc and Chairman of People 1st.

Shaun R. Hayes has been a director since January 2006. Mr. Hayes is president and chief executive officer of Missouri banking for National City Bank. Mr. Hayes co-founded Allegiant Bancorp and served as president from May 1989 until April 2004, when Allegiant merged with National City Corporation. Before founding Allegiant, Mr. Hayes spent seven years with United Missouri Bank.

Lee S. Wielansky has been a director since February 2007. Since 2003, Mr. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a development company based in St. Louis, Missouri and Jacksonville, Florida. From 2000 to 2003, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly traded real estate investment trust with over $1 billion in assets. From 1998 to 2000, Mr. Wielansky was a Managing Director of Regency Centers Corporation, a publicly traded real estate investment trust. In 1983, Mr. Wielansky co-founded Midland Development Group and served as Chief Executive Officer until 1998 when the company was acquired by Regency Centers Corporation. Mr. Wielansky has over 25 years experience in the area of real estate development. Over the course of Mr. Wielansky’s career, he has supervised the development, leasing and management of more than 20 million square feet of retail involving more than 100 shopping centers.

James B. Perry, has been a director since July 2007. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resort, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resort, Inc. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of each nominee for director named above.

EXECUTIVE OFFICERS

Below is a table that identifies our executive officers, other than Mr. Bernard Goldstein and Mr. Robert Goldstein, who are identified in the section entitled “Election of Directors.”

Name	Age	Position(s)
Virginia McDowell	49	President and Chief Operating Officer
Allan B. Solomon	71	Executive Vice President and General Counsel
Robert F. Griffin	48	Senior Vice President of Operations
Donn R. Mitchell, II	39	Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary
Gregory D. Guida	42	Senior Vice President of Development and Legal Affairs and Secretary

Virginia McDowell has been our President and Chief Operating Officer since July 2007. From October 2005 to July 2007, Ms. McDowell served as Executive Vice President and Chief Information Officer at Trump Entertainment Resorts, Inc. From 1997 through 2005, Ms. McDowell served in a variety of positions at Argosy Gaming Company, including Vice President of Sales and Marketing, and Senior Vice President of Operations. Prior to working at Argosy, Ms. McDowell served as the East Coast General Manager for Casino Data Systems and held management positions at a number of Atlantic City gaming properties beginning in 1981.

Allan B. Solomon served as a director of the Company from June 1992 to October 2003, served as the Chief Financial Officer and Treasurer of the Company from June 1992 to October 1993, was Chairman of the Executive Committee from January 1993 to April 1995, and was Secretary from June 1992 to July 2003. Mr. Solomon became General Counsel of the Company in May 1994 and became Executive Vice President in April 1995. From 1986 to May 1994, Mr. Solomon was President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel.

Robert F. Griffin has been our Senior Vice President of Operations since November 2004. Prior to his promotion, Mr. Griffin served as Regional Vice President of Operations from March 2003 to November 2004. Mr. Griffin served as Vice President/General Manager at our Black Hawk property from August 2002 to April 2003, the Tunica property from May 2001 to August 2002, the Lake Charles property from May 2000 to May 2001, and at the Vicksburg property from May 1999 to May 2000. Mr. Griffin joined the company as Senior Director of Operations at the Isle of Capri Lake Charles in 1998. Prior to joining the company, Mr. Griffin held several senior management positions with Trump Marina from 1992 to 1998.

Donn R. Mitchell, II has been our Senior Vice President, Chief Financial Officer and Treasurer since January 2006. Mr. Mitchell joined the Company in June 1996 as director of finance and served as Vice President of Finance from July 2001 to December 2005. Mr. Mitchell’s prior experience includes serving as an audit manager for Arthur Andersen LLP in New Orleans, Louisiana.

Gregory D. Guida has been our Senior Vice President of Development and Legal Affairs and Secretary since July 2003. Mr. Guida served as Vice President of Development for Isle of Capri from January 1999 until July 2003 and served as House Counsel from June 1996 until July 2003. Prior to that, from August 1992 to June 1996, Mr. Guida was associated with the Jackson, Mississippi office of the law firm of Phelps Dunbar, L.L.P., where he practiced in that firm’s business and gaming section.

OWNERSHIP OF OUR CAPITAL STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 7, 2007 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers), (3) all directors and executive officers (including the Named Executive Officers) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares Owned (2)
Jeffrey D. Goldstein (3)	11,597,691	38.1%
Robert S. Goldstein (4)	10,011,868	32.9%
Richard A. Goldstein (5)	9,909,082	32.6%
B.I.J.R.R. Isle, Inc. (6)	8,702,625	28.6%
B.I. Isle Partnership, L.P. (7)	4,502,625	14.8%
Bernard Goldstein (8)	2,433,395	7.9%
Baron Capital Group (9)	1,938,700	6.4%
Goldstein Group, Inc. (10)	1,534,309	5.1%
W. Randolph Baker (11)	40,856	*
John Brackenbury (12)	33,900	*
Emanuel Crystal	28,000	*
Alan J. Glazer (13)	99,000	*
Shaun Hayes (14)	23,500	*
James Perry (15)	5,000	*
Lee Wielansky (16)	7,000	*
Timothy M. Hinkley (17)	193,971	*
Allan B. Solomon (18)	349,068	1.1%
Robert F. Griffin (19)	56,496	*
Donn R. Mitchell, II (20)	48,589	*
Directors and Executive Officers as a Group (14 persons) (21)	14,691,400	48.8%

*	Less than 1%.

Notes:

(1)	Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2200 Corporate Boulevard N.W., Suite 310, Boca Raton, Florida 33431.
(2)	Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 7, 2007, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.
(3)	The number of shares beneficially owned by Jeffrey D. Goldstein includes 8,702,625 shares of which Jeffrey D. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. (the sole general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P.), has indirect beneficial ownership, 1,534,309 shares held by the Goldstein Group, Inc., of which Jeffrey D. Goldstein, as President, has indirect beneficial ownership, and 21,000 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Jeffrey D. Goldstein. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(4)	The number of shares beneficially owned by Robert S. Goldstein includes 8,702,625 shares of which Robert S. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc., has indirect beneficial ownership and 32,000 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Robert S. Goldstein. The business address of Robert S. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.
(5)	The number of shares beneficially owned by Richard A. Goldstein includes 8,702,625 shares of which Richard A. Goldstein, as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. has indirect beneficial ownership. The business address of Richard A. Goldstein is 689 Craig Road, St. Louis, Missouri 63141.
(6)	Shares owned by B.I.J.R.R. Isle, Inc. are reported as beneficially owned by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The number of shares beneficially owned includes 4,502,625 shares, of which B.I.J.R.R. Isle, Inc., as sole general partner of each of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., and Jeff Isle Partnership, L.P., has indirect beneficial ownership. The address for B.I.J.R.R. Isle, Inc. is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(7)	Shares owned by B.I. Isle Partnership, L.P. are reported as beneficially owned by B.I.J.R.R. Isle, Inc., as the sole general partner of B.I. Isle, Inc., and by each of Robert S. Goldstein, Richard A. Goldstein and Jeffrey D. Goldstein, each as Co-Chairman and Chief Executive Officer of B.I.J.R.R. Isle, Inc. The address of B.I. Isle Partnership is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600, St. Louis, Missouri 63102.
(8)	The number of shares beneficially owned by Bernard Goldstein includes 1,534,309 shares held by Goldstein Group, Inc., of which Bernard Goldstein, as Chairman, has indirect beneficial ownership, 349,881 shares in a trust of which his wife is trustee and he is the beneficiary, 75,000 shares in a family private foundation of which he is President, 449,729 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Bernard Goldstein and 24,476 shares held in the Bernard Goldstein Retirement Plan.
(9)	As reflected on a Schedule 13G/A filed on February 14, 2007 by Baron Capital Group, Inc. and its affiliates as members of a group with respect to their holdings as of December 31, 2006. Of the 1,938,700 shares, BAMCO, Inc. beneficially owns 1,822,000 shares and Baron Capital Management, Inc. beneficially owns 116,700 shares; each of these holders are registered investment advisers. Baron Capital Group, Inc. and its affiliates are headquartered at 767 Fifth Avenue, New York, New York 10153.
(10)	Shares owned by Goldstein Group, Inc. are reported as beneficially owned by Jeffrey D. Goldstein as President and Bernard Goldstein as Chairman. The address for Goldstein Group, Inc. is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(11)	Includes 27,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(12)	Includes 29,500 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(13)	Includes 49,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 1,000 shares owned by Alan J. Glazer’s wife.
(14)	Includes 22,500 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(15)	Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(16)	Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(17)	Includes 130,880 shares issuable upon the exercise of stock options that are exercisable within 60 days and 563 shares held in the Isle of Capri Casinos, Inc. Retirement Trust and Securities Plan.
(18)	Includes 211,477 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(19)	Includes 47,016 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(20)	Includes 36,429 shares issuable upon the exercise of stock options that are exercisable within 60 days and 324 shares held in the Isle of Capri Casinos, Inc. Retirement Trust and Securities Plan.
(21)	Information provided is for the individuals who were our executive officers and directors on August 7, 2007, and includes 1,066,531 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 1,206,457 shares beneficially owned by Richard A. Goldstein, the beneficial ownership of which is disclaimed by Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein. If such shares were included in the category “All Executive Officers and Directors as a Group,” the number of shares of our common stock beneficially owned by such group as of August 7, 2007 would have been 15,897,857 and the percentage of outstanding shares of our common stock owned by such group as of August 24, 2006 would have been 50.6%.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

For purposes of the following Compensation Discussion and Analysis, the terms “executives” and “executive officers” refer to the Named Executive Officers of the Company as set forth in the Summary Compensation Table, which appears on page 17 of this proxy statement.

Executive Compensation Philosophy

Our executive compensation program is designed to attract and retain superior executive talent, incentivize our executive to drive profitable growth and enhance long-term value for our shareholders. Program elements include base salary and performance-based incentives (including both cash and equity opportunities).

Key components of our executive compensation policy include:

•	Administering a competitive executive compensation program in which total compensation opportunities will be comparable to those in our peer group of gaming companies;

•	Relating total compensation opportunities for executives to the financial performance of the Company, both overall and in comparison to our peer group; and

•	Establishing and ensuring internal equity and measurements for organizational effectiveness/contribution for executives.

Our executive compensation program is designed to reward the achievement of difficult but fair performance criteria, and enhance stock ownership among the executive team. The following principles provide the framework for the Company’s executive compensation program:

•	Targeted total compensation

Overall total compensation opportunities and individual program elements are targeted to the 50th percentile of our peer group. Actual pay may vary above or below that benchmark depending on performance level achievement in the Company’s short- and long-term incentive programs. The 50th percentile is determined by reviewing competitive pay levels at other gaming companies where Isle of Capri competes for executive talent.

For individual executives, management and the Compensation Committee (the “Committee”) consider a number of relevant factors when establishing targeted pay levels, including the value to our shareholders, future leadership potential, level of job responsibility, critical experience/skills, the level of sustained performance, and the market demands for talent.

•	Shareholder alignment

Total compensation opportunities are tied to both quantifiable performance metrics and the Company’s stock price. To strengthen our management team’s alignment with shareholders, executives are encouraged to manage from an owner’s perspective by accumulating an equity stake in the Company.

•	Total compensation mix

Isle of Capri’s targeted pay mix (salary vs. performance-based incentive pay) will reflect a combination of competitive market practices and strategic business needs. The degree of performance-based incentive pay (‘at risk’ compensation) and the level of total compensation opportunities should increase with an executive’s responsibility level, because executives that are at higher levels in the organization are more likely to affect the Company’s results.

Overview of Executive Compensation Elements

Isle of Capri’s executive compensation program consists of several elements, as summarized in the table below:

	Pay Element Overview	Purpose of the Pay Element
Base Salary	Base salary pays for competence in the executive role. An executive’s salary level depends on the scope of responsibilities, individual performance, and the relationship to amounts paid to other executives at peer companies.	Provide a competitive base level of compensation based on sustained performance in the role and competitive market practice.

Non-Equity Incentive Plan

Annual achievement of corporate, region, and property-level revenue and Adjusted EBITDA[1] objectives. The annual bonus is adjusted +/-20% based on two-year rolling return on net assets (RONA) performance.

If plan objectives are achieved, opportunities range from 25% to 200% of target, depending on the overall performance levels achieved. Final payout is subject to adjustments at the discretion of the Board of Directors.

Motivate and focus our executive team on the achievement of annual performance goals that support the sustained long-term success for the Company.

Long-Term Incentives

Stock Options

Stock options are granted to Named Executive Officers based on their position with the Company. The purpose of these grants is to encourage sustained stock appreciation and the retention of our executives. These grants typically occur in the middle of our fiscal year and have a five-year graded vesting term.

The Company strives to deliver a balanced long-term incentive portfolio to executives, focusing on share price appreciation and the achievement of internal financial objectives.

The primary objectives of the overall design include the following:

•     Align management and shareholder interests by rewarding executives for growth of the business, increased profitability, and sustained shareholder value creation.

•     Increase management’s potential for stock ownership opportunities.

•     Attract and retain excellent management talent.

[1]

EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding depreciation and amortization, preopening expense, management fees, other charges and non-cash items to Operating Income (Loss). Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.

	Pay Element Overview	Purpose of the Pay Element

Benefits

Executives participate in the Company plans available to all team members, inclusive of health, dental, disability and life insurance. All officers are enrolled in the officers medical plan in which an allocation of 5% of salary (1099 income) aides with payment of expenses other than premiums. As a condition of employment each executive must submit to a complete physical every 12 – 18 months. An additional 1099 allocation is made for this service.

Executives may participate in the Company’s Savings & Retirement Plan, which is available for all Isle of Capri team members. The Company plan allows up to a 15% match of 25% on each dollar contributed by the team member. The Company pays the recordkeeping fees. Transaction fees are paid by the team members.

Executives may participate in the non-qualified Deferred Compensation Plan. A Company match is available up to what is not used in 401K plan match.

The Company provides life insurance benefits to all salaried team members at no cost up to $100,000 of coverage. An additional $540,000 of coverage may be purchased. Short and long-term disability insurance is provided to all team members. Coverage includes up to 2/3 of base salary with a maximum monthly payment of $5,000.

As part of the relocation of the Company’s corporate offices to St. Louis, Missouri, the Company provided relocation support and reimbursement to its executive officers. These costs were grossed up for any taxation related to the additional compensation.

The Company’s benefit plan is designed to attract and retain team members and provide an element of security and comfort for their health and welfare needs. The benefit plan design is reasonable, competitive, and cost effective.

Perquisites	The Company does not provide perquisites or personal benefits to executives.	Not applicable.

Post-Termination Coverage	Post-termination coverage is defined and outlined in individual employment agreements, as disclosed later in this section, in addition to the notes to the Potential Liabilities Upon Termination tables.	Severance protection not related to a change in control is designed to ease the consequences of an unexpected termination, under approved circumstances. Severance protection related to a change in control is designed to facilitate leadership continuity during a threatened or actual change in ownership.

The use of the above compensation tools enables the Company to reinforce its pay for performance philosophy as well as strengthen its ability to attract and retain high performing executive officers. The Company believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and facilitates executive recruitment and retention in a high-performance culture.

The Company reviews pay competitiveness from a total compensation perspective. Because the Company relies primarily on market data to determine pay opportunities for each component, decisions with respect to one element of pay tend not to impact other elements of pay.

Additional Information on Isle of Capri’s Compensation Elements

Market Data – The Compensation Comparator Group

In determining compensation levels, the Committee relied on market data provided in April 2006 by the Committee’s executive compensation consultant, Hewitt Associates. For the Named Executive Officers, this data consisted of a combination of industry data from published and proprietary third-party gaming/casino survey sources and publicly-available proxy information for a group of seven similar-sized gaming/casino companies. The seven gaming/casino companies were Ameristar Casinos, Aztar Corp, Boyd Gaming, Las Vegas Sands Corp., Penn National Gaming, Station Casinos, and Trump Entertainment. The Company plans to evaluate this list of comparator companies on an annual basis.

Base Salary

Base salary levels at the Isle of Capri reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, internal pay equity, the need to attract and retain excellent management talent, the Company’s overall annual budget for merit increases and the executive’s individual performance. Based on the results of Hewitt’s 2006 executive pay study, the Company’s competitive posture varies by position for the Named Executive Officers. Overall, our competitive standing is somewhat conservative against the 50th percentile. Salaries are reviewed on an annual basis.

Annual Incentive Plan

The purpose of the Company’s annual bonus plan is to tie compensation directly to specific business goals and management objectives. The Company believes that a combination of Adjusted EBITDA (to reflect profitability), revenue growth (to reflect top-line expansion of the business), and two-year RONA (to reflect return improvement) best focuses management on the performance metrics that will increase shareholder value.

Annual incentive opportunities are expressed as a percentage of base salary. Targets are developed considering the competitive 50th percentile and consistency with the Company’s internal structure. Executives are grouped together in our internal structure according to their position and relative importance to the Company. The Company’s competitive posture for the Named Executive Officers varies by position. However, based on Hewitt’s executive pay study, the Company has achieved our desired competitive standing for most positions. The CEO, President, and CFO are at the low end of the competitive range. The other named executives are at the 50th percentile. The following targets (as a % of salary) were in place for fiscal 2007:

• Goldstein	60%

• Hinkley	60%

• Solomon	50%

• Mitchell	50%

• Griffin	50%

Bonus opportunities are weighted 65% on corporate Adjusted EBITDA and 35% on corporate revenue. Each executive may earn between 25% and 200% of the target bonus opportunity, based on the achievement of plan-specific revenue and Adjusted EBITDA performance goals. Final bonus amounts are adjusted +/- 20% for the rolling two-year RONA performance. If the minimum specified goals are not achieved, then an executive will not earn a bonus payment. The Committee believes that with hard work these performance goals can be met.

In fiscal 2007, the payouts were decreased by 20% as the Company did not meet the required RONA performance levels required. Based on performance achievement, bonuses for the Named Executive Officers averaged 31.4% of their target opportunity.

Long Term Incentives

The Company’s primary long-term incentive for its executives is the granting of stock options. The Company does not target long-term incentive compensation as a certain percentage of total compensation. Target award sizes are developed considering the competitive 50th percentile and consistency with the Company’s internal structure. The Company’s competitive standing for the economic value of long-term incentive grants to Named Executive Officers is conservative compared to competitive norms and reflects the Committee’s performance assessment.

Stock Options

Stock options focus management on share price appreciation from a specific point in time. Stock options vest 20% per year or upon retirement at the age of 65 and have a ten-year exercise term.

Long-Term Incentive Plan (LTIP)

The Company previously had an LTIP, which was intended to focus management on the achievement of long-term Adjusted EBITDA growth. However, the Committee determined that other elements of the Company’s compensation package are effective for this purpose and therefore have decided to discontinue the program.

Equity Grant Policy

The Committee’s procedure for timing of stock option grants help to provide assurance that grants are never manipulated or timed to result in favorable pricing for executives. The Company schedules Board and Committee meetings about one year in advance. Meeting schedules and award decisions are made without regard to SEC filings or Company press releases. Reloads are permitted and re-pricings are prohibited. Future grants will not be subject to reloads.

Stock options are granted on the date approved by the Committee. The stock option exercise price is based on the average market price of the trading date on which the options are granted. The average price is calculated by adding the highest and lowest price for that date and dividing by two. In fiscal 2007, stock option grants were made in October 2006, similar to historical practice.

Stock Ownership Guidelines

The executive compensation program is designed to provide opportunities for Named Executive Officers to build ownership in the Company and to manage the business from an owner’s perspective. The Company has established stock ownership guidelines for all Vice Presidents and above, including the Named Executive Officers. The guidelines are as follows:

• Chief Executive Officer and President	3x annual salary

• Executive Vice President & Senior Vice President	2x annual salary

• Regional Vice President & Vice President	1x annual salary

• General Manager	1/2 x annual salary

Participants are allowed five years from the guidelines’ inception to achieve their ownership guideline. Management and the Committee review progress towards achievement of the ownership guidelines on a quarterly basis.

Role of Executive Officers in Compensation Decisions

The CEO and the President assist the Committee in making compensation decisions for the Named Executive Officers plus all other Vice Presidents/General Managers and above. The CEO, the President, and other Named Executive Officers do not play a role in determining their own compensation, and are not present at the executive sessions in which their pay is discussed.

Executive Compensation Recovery Policy

The Company’s intent is to recover any incentive compensation (both cash and equity incentives) that was based on the achievement of financial results that were subsequently restated because an executive engaged in intentional misconduct or fraudulent behavior. Management and the Board of Directors are developing a formal policy for implementation in 2007.

Perquisites

The Company does not provide perquisites to its Named Executive Officers, other than those available generally to the Company’s employees. The Committee believes that the other elements of the Company’s compensation package provide adequate incentives to the Named Executive Officers.

Impact of Prior Compensation

Amounts realized from prior compensation grants did not serve to increase or decrease 2006 compensation grants or amounts. The Company and the Committee’s primary focus is 50th percentile pay opportunities on an annual basis.

Tax Deductibility of Compensation Programs

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Committee with regard to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of the $1 million cap during fiscal 2007. The Committee, however, reserves the right to use its judgment, where merited by the Committee’s need for flexibility to respond to changing business conditions or by an executive’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal year ended April 29, 2007 by the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated individuals serving as executive officers on April 29, 2007 (collectively, the “Named Executive Officers”):

Name & Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bernard Goldstein, Chairman and Chief Executive Officer	2007	$550,000	$27,323	$958,515	—	—	$10,333	$1,546,171

Timothy M. Hinkley, President and Chief Operating Officer (1)	2007	$600,000	$14,966	$370,791	$121,346	$36,143	$31,067	$1,174,313

Allan B. Solomon, Executive Vice President, General Counsel and Assistant Secretary	2007	$405,000	$16,169	$468,556	$68,257	$22,602	$26,626	$1,007,210

Robert G. Griffin, Senior Vice President of Operations	2007	$298,000	$11,929	$187,499	$55,224	$23,199	$88,021	$663,872

Donn R. Mitchell, Senior Vice President, Chief Financial Officer and Treasurer	2007	$275,600	$6,802	$151,541	$125,000	—	$61,705	$620,648

(1)	Timothy M. Hinkley resigned as the Company's President and Chief Operating Officer in July 2007.

All Other Compensation Table

The following table describes each component of the All Other Compensation Column of the Summary Compensation Table

Name	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Tax Reimbursements	Relocation Reimbursements	Total
Bernard Goldstein	$3,486	$6,766	$81	—	$10,333
Timothy M. Hinkley (1)	$2,344	—	$9,194	$19,529	$31,067
Allan B. Solomon	$3,370	$23,130	$126	—	$26,626
Robert F. Griffin	$3,597	$17,460	$21,903	$45,061	$88,021
Donn R. Mitchell	$2,774	$2,081	$18,435	$38,415	$61,705

(1)	Timothy M. Hinkley resigned as the Company's President and Chief Operating Officer in July 2007.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards during fiscal 2007:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Option Awards: Number of Securities		Base Price of Option Awards ($/Sh)	Grant Date Closing Market Price ($/Sh)	Grant Date Fair Value ($)
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)
Bernard Goldstein	5/1/2006	$82,500	$330,000	$660,000
	10/26/2006				50,500		$25.01	$25.25	$13.65

Timothy M. Hinkley (2)	5/1/2006	$90,000	$360,000	$720,000
	10/26/2006				25,994		$25.01	$25.25	$13.65
	10/26/2006				4,006	(3)	$25.01	$25.25	$13.65

Allan B. Solomon	5/1/2006	$50,625	$202,500	$405,000
	6/26/2006				3,999	(4)	$24.49	$24.80	$13.65
	10/26/2006				14,501		$25.01	$25.25	$13.65
	10/26/2006				5,499	(3)	$25.01	$25.25	$13.65
	12/20/2006				886	(4)	$27.63	$27.63	$6.21

Robert F. Griffin	5/1/2006	$37,250	$149,000	$298,000
	10/26/2006				14,824		$25.01	$25.25	$13.65
	10/26/2006				4,276	(3)	$25.01	$25.25	$13.65

Donn R. Mitchell	5/1/2006	$34,450	$137,800	$275,600
	10/26/2006				13,434		$25.01	$25.25	$13.65
	10/26/2006				6,566	(3)	$25.01	$25.25	$13.65

(1)	If minimum performance thresholds are not obtained there would be no payout under the plans.
(2)	Timothy M. Hinkley resigned as the Company's President and Chief Operating Officer in July 2007.
(3)	Represents an Incentive Stock Option (ISO) award; all other grants are Nonqualified Stock Options (NQSO).
(4)	Represents a ‘reload’ stock option grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards as of the fiscal year ended April 29, 2007:

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Bernard Goldstein	80,000	—	N/A	3.0310	9/25/2008
	39,173	—	N/A	12.3800	9/25/2008
	36,656	—	N/A	13.2300	9/25/2008
	80,000	—	N/A	10.2500	9/22/2009
	55,000	—	N/A	15.4700	9/15/2010
	85,000	—	N/A	6.5000	10/2/2011
	30,000	7,500	N/A	15.5350	10/8/2012
	21,300	14,200	N/A	20.5500	10/10/2013
	14,200	21,300	N/A	20.2700	10/8/2014
	2,800	11,200	N/A	24.5400	5/5/2015
	2,800	11,200	N/A	20.1800	10/7/2015
	—	50,500	N/A	25.0100	10/26/2016

	446,929	115,900
						6,656	$168,064

Timothy M. Hinkley (1)	1,537	—	N/A	17.7500	9/25/2008
	3,600	—	N/A	10.2500	9/22/2009
	4,157	—	N/A	17.7500	9/22/2009
	8,593	—	N/A	15.4700	9/15/2010
	6,960	—	N/A	15.4700	9/15/2010
	2,133	—	N/A	17.7500	9/15/2010
	8,000	—	N/A	6.5000	10/2/2011
	22,000	—	N/A	6.5000	10/2/2011
	3,261	3,800	N/A	15.5350	10/8/2012
	11,939	—	N/A	15.5350	10/8/2012
	—	7,006	N/A	20.5500	10/10/2013
	19,200	5,794	N/A	20.5500	10/10/2013
	19,200	12,800	N/A	20.5500	10/10/2013
	—	4,933	N/A	20.2700	10/8/2014
	12,800	14,267	N/A	20.2700	10/8/2014

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	—	2,526	N/A	24.5400	5/5/2015
	2,500	7,474	N/A	24.5400	5/5/2015
	—	1,915	N/A	20.1800	10/7/2015
	2,500	8,085	N/A	20.1800	10/7/2015
	—	4,006	N/A	25.0100	10/26/2016
	—	25,994	N/A	25.0100	10/26/2016

	128,380	98,600
						3,511	$88,653

Allan B. Solomon	3,999	—	N/A	24.4850	6/26/2007
	41,595	—	N/A	3.4060	9/25/2007
	3,299	—	N/A	21.0500	9/25/2007
	493	—	N/A	20.8000	9/25/2007
	886	—	N/A	27.6300	12/20/2007
	36,414	—	N/A	3.0310	9/25/2008
	4,166	—	N/A	20.8000	9/25/2008
	12,041	—	N/A	10.2500	9/22/2009
	3,559	—	N/A	10.2500	9/22/2009
	5,125	—	N/A	20.8000	9/22/2009
	8,057	—	N/A	15.4700	9/15/2010
	14,443	—	N/A	15.4700	9/15/2010
	12,683	—	N/A	6.5000	10/2/2011
	27,317	—	N/A	6.5000	10/2/2011
	3,261	3,800	N/A	15.5350	10/8/2012
	11,939	—	N/A	15.5350	10/8/2012
	—	5,740	N/A	20.5500	10/10/2013
	10,800	1,460	N/A	20.5500	10/10/2013
	—	4,883	N/A	20.2700	10/8/2014
	7,200	5,917	N/A	20.2700	10/8/2014
	—	2,527	N/A	24.5400	5/5/2015
	1,400	3,073	N/A	24.5400	5/5/2015
	—	1,400	N/A	20.1800	10/7/2015

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	1,400	4,200	N/A	20.1800	10/7/2015
	—	5,499	N/A	25.0100	10/26/2016
	—	14,501	N/A	25.0100	10/26/2016

	210,077	53,000
						3,928	$99,182

Robert F. Griffin	2,000	—	N/A	10.2500	9/22/2009
	985	—	N/A	18.5000	9/22/2009
	1,231	—	N/A	18.5000	9/22/2009
	10,000	—	N/A	15.4700	9/15/2010
	4,000	—	N/A	6.5000	10/2/2011
	7,577	2,400	N/A	15.5350	10/8/2012
	2,023	—	N/A	15.5350	10/8/2012
	2,256	5,200	N/A	20.5500	10/10/2013
	5,544	—	N/A	20.5500	10/10/2013
	—	5,449	N/A	20.2700	10/8/2014
	5,200	2,351	N/A	20.2700	10/8/2014
	2	2,011	N/A	26.1200	2/3/2015
	1,998	989	N/A	26.1200	2/3/2015
	—	2,276	N/A	24.5400	5/5/2015
	1,400	3,324	N/A	24.5400	5/5/2015
	—	1,402	N/A	20.1800	10/7/2015
	1,400	4,198	N/A	20.1800	10/7/2015
	—	4,276	N/A	25.0100	10/26/2016
	—	14,824	N/A	25.0100	10/26/2016

	45,616	48,700
						3,083	$77,846

Donn R. Mitchell	1,019	—	N/A	25.0300	9/25/2007
	909	—	N/A	25.0300	9/25/2008
	1,229	—	N/A	25.0300	9/22/2009
	1,236	—	N/A	25.0300	9/15/2010
	3,116	—	N/A	25.0300	10/2/2011
	8,000	—	N/A	6.5000	10/2/2011

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	2,978	—	N/A	25.0300	10/8/2012
	4,800	2,400	N/A	15.5350	10/8/2012
	1,642	—	N/A	25.0300	10/10/2013
	3,386	4,000	N/A	20.5500	10/10/2013
	614	—	N/A	20.5500	10/10/2013
	—	5,160	N/A	20.2700	10/8/2014
	4,000	840	N/A	20.2700	10/8/2014
	—	2,364	N/A	24.5400	5/5/2015
	800	836	N/A	24.5400	5/5/2015
	—	2,800	N/A	20.1800	10/7/2015
	1,400	2,800	N/A	20.1800	10/7/2015
	—	6,566	N/A	25.0100	10/26/2016
	—	13,434	N/A	25.0100	10/26/2016

	35,129	41,200
						1,644	$41,513

(1)	Timothy M. Hinkley resigned as the Company’s President and Chief Operating Officer in July 2007.

Option Exercises and Stock Vested

The following table sets forth information concerning options exercised during fiscal 2007 (no restricted stock awards held by the Named Executive Officers vested during fiscal 2006):

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bernard Goldstein	51,489	$510,256	1,127	$27,595
Timothy M. Hinkley (1)	10,000	$147,900	383	$9,378
Allan B. Solomon	33,163	$693,253	677	$16,576
Robert F. Griffin	8,000	$90,960	1,480	$36,238
Donn R. Mitchell	—	N/A	204	$4,995

(1)	Timothy M. Hinkley resigned as President and Chief Operating Officer in July 2007.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bernard Goldstein	—	—	—	—	—
Timothy M. Hinkley (1)	—	—	$36,143	—	$471,752
Allan B. Solomon	$54,926	—	$22,602	—	$325,544
Robert F. Griffin	$47,688	—	$23,199	—	$405,795
Donn R. Mitchell	—	—	—	—	—

(1)	Timothy M. Hinkley resigned as President and Chief Operating Officer in July 2007.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In January 2002, we entered into an employment agreement with Bernard Goldstein, Chairman and Chief Executive Officer. Mr. Goldstein’s base salary during the fiscal year ended April 29, 2007 was $550,000. In addition, pursuant to his employment agreement, Mr. Goldstein is entitled to participate in our stock option and other benefit plans. The employment agreement is for an initial term of one year and is automatically renewable for successive one-year periods thereafter, unless 90 days’ written notice is given by either party. If Mr. Goldstein dies or becomes disabled, or if we terminate the term of employment without “cause” (as defined in the employment agreement), either during the initial term, or any renewal term, or by written notice of nonrenewal, Mr. Goldstein would be entitled, upon releasing us and our affiliates from any, and all existing and future claims, to receive his salary and employment benefits until the earlier of two years or until Mr. Goldstein commence new employment. Further, if Mr. Goldstein dies or becomes disabled, he or his representative will also be entitled to a lump sum payment equal to the average of the last three years’ bonus payments, inclusive of deferred amounts. In addition, in the event of a change of control (as defined in the employment agreement), Mr. Goldstein shall be entitled to the following severance: (1) salary and benefit continuation for 24 months or until new employment begins, whichever occurs first; (2) a lump sum payment equal to the average of the previous three years’ bonus payment, inclusive of deferred amounts; (3) vesting of all stock options; and (4) payment of all deferred bonuses.

In January 2002, we entered into an employment agreement with Allan B. Solomon, Executive Vice President and General Counsel, the terms of which are substantially similar to the employment agreement described above. Mr. Solomon’s base salary during the fiscal year ended April 29, 2007 was $405,000. In addition, pursuant to the employment agreement, the maximum period of salary continuation in the event of a termination, death or disability or change of control is 18 months. The employment agreement of Mr. Solomon had an initial term of one year, and continues for successive one-year periods until terminated.

In July 2003, we entered into an employment agreement with Timothy M. Hinkley, President and Chief Operating Officer, the terms of which are substantially similar to the employment agreements described above. Mr. Hinkley’s base salary during the fiscal year ended April 29, 2007 was $600,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death, disability or a change of control is 24 months. The employment agreement of Mr. Hinkley had an initial term of one year, and continues for successive one-year periods until terminated. Mr. Hinkley resigned from the Company in July 2007.

In January 2005, we entered into an employment agreement with Robert F. Griffin, Senior Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Mr. Griffin’s base salary during the fiscal year ended April 29, 2007 was $298,000. In addition, pursuant to his employment agreement, the maximum period of salary continuation in the event of termination, death or disability is 12 months or a change of control is 18 months. The employment agreement of Mr. Griffin has an initial term of one year, and continues for successive one-year periods until terminated.

In January 2006, we entered into an employment agreement with Donn Mitchell, II, Chief Financial Officer and Senior Vice President, the terms of which are substantially similar to the employment agreement described above. Mr. Mitchell’s base salary during the fiscal year ended April 29, 2007 was $275,600. In addition, pursuant to the employment agreement, the maximum period of salary continuation in the event of a termination, death or disability or change of control is 18 months. The employment agreement of Mr. Mitchell had an initial term of one year, and continues for successive one-year periods until terminated.

In July 2007, we entered into an employment agreement with Virginia McDowell, President and Chief Operating Officer. The term of the agreement is one year effective July 30, 2007 and continues for successive one-year terms unless terminated in accordance with the agreement. Ms. McDowell’s base salary is $650,000, and she is entitled to receive an annual cash bonus equal to at least 60% of her base salary if she meets minimum targets. Ms. McDowell also received a stock option grant to purchase 250,000 of the Company’s common stock, vesting over a five-year period. In addition, pursuant to her employment agreement, the maximum period of salary continuation in the event of termination, death or disability is 12 months, and the agreement provides for severance payments equal to two times her annual base salary in the event of termination following a change of control.

Potential Payments Upon Termination or Change of Control

The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of each Named Executive Officer’s employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of April 29, 2007, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from the Company or a change in control.

The following tables quantify the amounts payable to each of the named Executive Officers under the described termination circumstances and upon a change in control. Following the table is a description of the various policies and plans.

Bernard Goldstein

	Voluntary Resignation	Resignation For Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Retirement	Death	Disability	Change In Control
Vested Stock Option Spread Value	$6,532,392	$6,532,392	$6,532,392	$6,532,392	$6,532,392	$6,532,392	$6,532,392	$6,532,392
Unvested Stock Option Spread Value	—	—	—	—	322,533	322,533	322,533	322,533
Nonqualified Deferred Compensation Balance	—	—	—	—	—	—	—	—
Cash Severance—Salary Continuation	—	—	—	1,100,000	—	1,100,000	1,100,000	1,100,000
Cash Severance—Annual Bonus	—	—	—	—	—	164,466	164,466	164,466
Bonus for Year of Termination	—	—	—	—	—	—	—	—
Deferred Bonus Value	—	—	—	—	168,064	168,064	168,064	168,064
Health and Welfare Continuation	—	—	—	50,000	—	50,000	50,000	50,000
Outplacement	—	—	—	15,000	—	—	—	15,000
Excise Tax/Gross Up Payment	—	—	—	—	—	—	—	—

Total	$6,532,392	$6,532,392	$6,532,392	$7,697,392	$7,022,989	$8,337,455	$8,337,455	$8,352,455

Timothy M. Hinkley (2)

	Voluntary Resignation	Resignation For Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Retirement (1)	Death	Disability	Change In Control
Vested Stock Option Spread Value	$1,233,653	$1,233,653	$1,233,653	$1,233,653	N/E	$1,233,653	$1,233,653	$1,233,653
Unvested Stock Option Spread Value	—	—	—	—	N/E	317,853	317,853	317,853
Nonqualified Deferred Compensation Balance	471,752	471,752	471,752	471,752	N/E	471,752	471,752	471,752
Cash Severance—Salary Continuation	—	—	—	1,200,000	N/E	1,200,000	1,200,000	1,200,000
Cash Severance—Annual Bonus	—	—	—	—	N/E	121,760	121,760	121,760
Bonus for Year of Termination	—	—	—	—	N/E	—	—	—
Deferred Bonus Value	—	—	—	—	N/E	88,653	88,653	88,653
Health and Welfare Continuation	—	—	—	50,000	N/E	50,000	50,000	50,000
Outplacement	—	—	—	15,000	N/E	—	—	15,000
Excise Tax/Gross Up Payment	—	—	—	—	N/E	—	—	—

Total	$1,705,405	$1,705,405	$1,705,405	$2,970,405	N/E	$3,483,671	$3,483,671	$3,498,671

(1)	Individuals below the retirement age of 65 are not eligible for retirement payouts.
(2)	Timothy M. Hinkley resigned as the Company's President and Chief Operating Officer in July 2007.

Allan B. Solomon

	Voluntary Resignation	Resignation For Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Retirement	Death	Disability	Change In Control
Vested Stock Option Spread Value	$3,224,564	$3,224,564	$3,224,564	$3,224,564	$3,224,564	$3,224,564	$3,224,564	$3,224,564
Unvested Stock Option Spread Value	—	—	—	—	161,709	161,709	161,709	161,709
Nonqualified Deferred Compensation Balance	325,544	325,544	325,544	325,544	325,544	325,544	325,544	325,544
Cash Severance—Salary Continuation	—	—	—	405,000	—	607,500	607,500	607,500
Cash Severance—Annual Bonus	—	—	—	—	—	97,860	97,860	97,860
Bonus for Year of Termination	—	—	—	—	—	—	—	—
Deferred Bonus Value	—	—	—	—	99,182	99,182	99,182	99,182
Health and Welfare Continuation	—	—	—	17,500	—	26,250	26,250	26,250
Outplacement	—	—	—	15,000	—	—	—	15,000
Excise Tax/Gross Up Payment	—	—	—	—	—	—	—	—

Total	$3,550,108	$3,550,108	$3,550,108	$3,987,608	$3,810,999	$4,542,609	$4,542,609	$4,557,609

Robert G. Griffin

	Voluntary Resignation	Resignation For Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Retirement (1)	Death	Disability	Change In Control
Vested Stock Option Spread Value	$381,670	$381,670	$381,670	$381,670	N/E	$381,670	$381,670	$381,670
Unvested Stock Option Spread Value	—	—	—	—	N/E	123,552	123,552	123,552
Nonqualified Deferred Compensation Balance	405,795	405,795	405,795	405,795	N/E	405,795	405,795	405,795
Cash Severance—Salary Continuation	—	—	—	298,000	N/E	298,000	298,000	447,000
Cash Severance—Annual Bonus	—	—	—	—	N/E	77,566	77,566	77,566
Bonus for Year of Termination	—	—	—	—	N/E	—	—	—
Deferred Bonus Value	—	—	—	—	N/E	94,903	94,903	94,903
Health and Welfare Continuation	—	—	—	17,500	N/E	17,500	17,500	26,250
Outplacement	—	—	—	15,000	N/E	—	—	15,000
Excise Tax/Gross Up Payment	—	—	—	—	N/E	—	—	—

Total	$787,465	$787,465	$787,465	$1,117,965	N/E	$1,398,986	$1,398,986	$1,571,736

(1)	Individuals below the retirement age of 65 are not eligible for retirement payouts.

Donn R. Mitchell, II

	Voluntary Resignation	Resignation For Good Reason	Involuntary Termination For Cause	Involuntary Termination w/o Cause	Retirement (1)	Death	Disability	Change In Control
Vested Stock Option Spread Value	$245,686	$245,686	$245,686	$245,686	N/E	$245,686	$245,686	$245,686
Unvested Stock Option Spread Value	—	—	—	—	N/E	107,460	107,460	107,460
Nonqualified Deferred Compensation Balance	—	—	—	—	N/E	—	—	—
Cash Severance—Salary Continuation	—	—	—	275,600	N/E	413,400	413,400	413,400
Cash Severance—Annual Bonus	—	—	—	—	N/E	52,497	52,497	52,497
Bonus for Year of Termination	—	—	—	—	N/E	—	—	—
Deferred Bonus Value	—	—	—	—	N/E	41,511	41,511	41,511
Health and Welfare Continuation	—	—	—	17,500	N/E	26,250	26,250	26,250
Outplacement	—	—	—	15,000	N/E	—	—	15,000
Excise Tax/Gross Up Payment	—	—	—	—	N/E	—	—	—

Total	$245,686	$245,686	$245,686	$553,786	N/E	$886,804	$886,804	$901,804

(1)	Individuals below the retirement age of 65 are not eligible for retirement payouts.

CERTAIN RELATED PARTY TRANSACTIONS

Green Bridge Company, a company that is indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, leases to us for the Isle of Capri Casino & Hotel in Bettendorf, Iowa on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer and Robert S. Goldstein is our Executive Vice Chairman.

We reimburse Alter Trading Corporation, a company indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein, for annual lease payments of $118,869 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri’s request in order to secure a site for possible casino operations. The Company has entered into an agreement to assume Alter Trading’s obligations under these leases. Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein are members of our Board of Directors and are nominated for re-election. Bernard Goldstein is Chairman of our Board of Directors and Chief Executive Officer and Robert S. Goldstein is our Executive Vice Chairman.

On April 26, 2005, one of our wholly owned subsidiaries, Isle of Capri Bettendorf, L.C., entered into a Development Agreement with the City of Bettendorf, Iowa and Green Bridge Company relating to the development of a conference/events center in Bettendorf, Iowa, the expansion of the hotel at the Isle-Bettendorf and related facilities, including a skywalk between the hotel and conference/events center and a parking facility. Green Bridge Company is indirectly wholly owned by members of the Goldstein family, including a trust of which Bernard Goldstein is a beneficiary, Robert S. Goldstein and Jeffrey D. Goldstein. The Development Agreement contemplates that, as part of the transaction, Isle of Capri Bettendorf, L.C. will purchase certain real estate owned by Green Bridge Company at its fair market value, as determined by an appraisal process.

We have retained the consulting services of John G. Brackenbury, one of our directors, in connection with our development and licensing efforts in the United Kingdom. We have agreed to pay Mr. Brackenbury up to $5,000 per month for his consulting services and expenses, subject to an overall cap of $60,000 in fees paid during any prior consecutive twelve month period.

We have retained the consulting services of Lee S. Wielansky, one of our directors, in connection with our real estate development efforts, primarily in Pompano Beach, Florida. Pursuant to an agreement with Mr. Wielansky, we have agreed to pay Mr. Wielansky $6,500 per month for his consulting services, plus reimbursement of expenses. In addition, Mr. Lee S. Wielansky provided consulting services to the Company related to real estate consulting services for the Company prior to his joining the Board of Directors, and the total fees paid were $56,000 plus expenses in fiscal year 2007.

The Company expects that any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest will be either approved or ratified by the Board of Directors. In deciding whether to approve a related party transaction, the Board of Directors will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a related party transaction will be ongoing, the Board of Directors may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Board of Directors, on at least an annual basis, would review and assess ongoing relationships with the related party to see that the transaction remains appropriate.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENTS TO THE 2000 LONG-TERM STOCK INCENTIVE PLAN

The Board has recommended, contingent on stockholder approval, the following changes to the Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan (the “2000 Plan”):

(i) increase the number of shares of our common stock available for issuance under the 2000 Plan from 3,500,000 shares to 4,500,000;

(ii) increase the number of shares of our common stock that may be covered by options or SARs to any individual during any one fiscal year from 200,000 to 500,000 shares;

(iii) increase the number of shares of our common stock that may be covered by stock unit awards, restricted stock awards, restricted stock unit awards and performance share awards that are intended to be performance-based compensation (within the meaning of section 162(m) of the Internal Revenue Code ) from 200,000 to 500,000 shares; and

(iv) increase the dollar limitation on Performance Unit Awards that are intended to be performance-based compensation (within the meaning of section 162(m) of the Internal Revenue Code) from $500,000 to $1,500,000.

In addition, the 2000 Plan will be amended to remove the reload option feature. Prior to the amendment, participants in the 2000 Plan who exercised an option and paid all or part of the exercise price by tendering shares of our common stock previously held by the participant would automatically be granted a reload option with respect to the number of shares tendered. Such reload options will not automatically be granted with respect to options granted under the 2000 Plan after the amendment.

Below is a summary of the principal provisions of the 2000 Plan which reflect the amendments described above. A complete text of the 2000 Plan, marked to show the amendments, is attached to this proxy statement as Exhibit A.

The 2000 Plan was originally adopted by the Company and approved by the Company’s stockholders on September 15, 2000 and was last amended on October 7, 2005. The 2000 Plan was established by us to (1) attract and retain persons eligible to participate in the 2000 Plan; (2) motivate participants, by means of appropriate incentives, to achieve our long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further identify participants’ interests with those of our other stockholders through compensation that is based on our common stock and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term stockholder return.

To achieve the foregoing objectives, the 2000 Plan provides for the grant of non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”), stock appreciation rights (“SARs”), stock units, performance shares, performance units, restricted stock and restricted stock units.

Initially, the number of shares of our common stock reserved for issuance under the 2000 Plan was equal to 1,000,000 shares plus any shares of common stock remaining for issuance under our prior long-term incentive plans. On October 10, 2003, the Company’s stockholders approved an amendment to the 2000 Plan increasing the number of shares available to be issued to 2,500,000 shares. On October 7, 2005, the Company’s stockholders approved an amendment to the 2000 Plan increasing the number of shares available to be issued to 3,5000,000 shares. Excluding those shares remaining for issuance under our prior long-term incentive plans, of the 3,500,000 shares of common stock reserved for issuance under the 2000 Plan, as of July 26, 2007, 519,888 shares remained available for grant. The Board of Directors believes that additional shares will be needed under the 2000 Plan. Accordingly, on July 26, 2007, the Board approved an amendment to the 2000 Plan, subject to stockholder approval, to reserve an additional 1,000,000 shares of common stock for the 2000 Plan, thereby increasing the total number of shares currently reserved for issuance thereunder to 4,500,000 shares, excluding those shares remaining for issuance under our prior long-term incentive plans. The additional 1,000,000 shares of common stock proposed to be reserved for issuance under the 2000 Plan represent approximately 3.3% of our total outstanding shares of common stock (excluding treasury shares) as of August 7, 2007. In addition, the Board has approved an increase in the limitation on the number of shares that may be subject to an award or grant to any individual in any fiscal year to 500,000 shares.

The 2000 Plan is administered by our Stock Option and Compensation Committee. The Stock Option and Compensation Committee selects the employees, officers and directors who will be granted awards under the 2000 Plan and thereby become “participants” in the 2000 Plan. All of our employees, officers and directors, and the directors, officers and employees of our subsidiary corporations are currently eligible to participate in the 2000 Plan. The Stock Option and Compensation Committee also determines the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Stock Option and Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by the Stock Option and Compensation Committee, except to the extent prohibited by applicable law or the applicable rules of a stock market.

Shares Reserved

The number of shares of our common stock reserved for issuance under the 2000 Plan is equal to 4,500,000 shares plus any shares of common stock remaining for issuance under our prior long-term incentive plans. Any shares allocated to an award which expires, lapses, is forfeited or terminated for any reason without issuance of shares (whether or not cash or other consideration is paid to a participant in respect of such shares) may again become subject to awards under the 2000 Plan. The common stock with respect to which awards may be made under the 2000 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by us as treasury shares.

The following additional limits will apply to awards under the 2000 Plan: (1) no more than the maximum number of shares of common stock authorized under the Plan may be issued for ISOs; (2) no more than the maximum number of shares of common stock authorized under the Plan may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards; (3) no more than 500,000 shares of common stock may be issued for options and SARs granted to any one individual in any one fiscal year period; (4) no more than 500,000 shares of common stock may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards that are intended to be “performance-based compensation” (as described below) granted to any one individual during any one fiscal year period; and (5) no more than $1,500,000 may be subject to performance unit awards granted to any one individual during any one fiscal year period if such awards are intended to be performance-based.

In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Stock Option and Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Stock Option and Compensation Committee may include: (1) adjustment of the number and kind of shares which may be delivered under the 2000 Plan; (2) adjustment of the number and kind of shares subject to outstanding awards; (3) adjustment of the exercise price of outstanding options and SARs; and (4) any other adjustments that the Stock Option and Compensation Committee determines to be equitable.

Options

Under the 2000 Plan, the Stock Option and Compensation Committee may grant options to purchase our common stock, which options may be either ISOs or NQSOs. The purchase price of a share of common stock under each ISO may not be less than the fair market value of a share of common stock on the date the option is granted. The option will be exercisable in accordance with the terms established by the Stock Option and Compensation Committee. Options will be exercisable in minimum increments of 100 shares. In order to exercise an option, a participant must deliver to us written notice of exercise and full payment of the purchase price of each share of common stock purchased upon the exercise of any option. The purchase price may be paid in cash or in shares of our common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Stock Option and Compensation Committee may permit a participant to pay the purchase price by irrevocably authorizing a third party to sell shares acquired upon exercise of the option and to remit proceeds to pay the purchase price and tax withholding.

Stock Appreciation Rights

The Stock Option and Compensation Committee may grant a SAR in connection with all or any portion of a previously or contemporaneously granted option, or independent of any option grant. A SAR entitles the participant to receive, upon exercise of the SAR, a payment equal to the difference between the fair market value of the number of shares of common stock with respect to which the SAR is exercised over the exercise price established by the Stock Option and Compensation Committee. A SAR may be settled in common stock, in cash, or in a combination thereof, as determined by the Stock Option and Compensation Committee.

Other Stock Awards

The Stock Option and Compensation Committee may grant stock units (a right to receive common stock in the future), performance shares (a right to receive shares of common stock or stock units contingent on the achievement of performance or other objectives during a specified period), performance units (a right to receive a designated dollar value amount of common stock which is contingent on the achievement of performance or other objectives during a specified period), restricted stock (a grant of shares of common stock which shares are subject to a risk of forfeiture), and restricted stock units (a right to future delivery of such shares of common stock subject to a risk of forfeiture). These types of awards are subject to such conditions as determined by the Stock Option and Compensation Committee.

Performance-Based Compensation

The Stock Option and Compensation Committee may designate whether any award being granted to any participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards (other than options and SARs) designated as intended to be “performance-based compensation” shall be conditioned on the achievement of “performance measures”, as selected by the Stock Option and Compensation Committee, stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof.

Imposition of Additional Restrictions

The Stock Option and Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the 2000 Plan as the Stock Option and Compensation Committee determines to be desirable.

Dividends and Dividend Equivalents

An award under the 2000 Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award (both before and after the common stock subject to the award is earned, vested, or acquired). The dividend or dividend equivalent payments may be either made currently or credited to an account for the participant, and may be settled in cash or shares of common stock, as determined by the Stock Option and Compensation Committee.

Nontransferability

Except as otherwise provided by the Stock Option and Compensation Committee, awards under the 2000 Plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

Change in Control

Generally, upon a change in control (as defined in the 2000 Plan), all outstanding awards will become fully vested and exercisable.

Withholding of Taxes

We may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the 2000 Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the 2000 Plan.

Amendment and Termination

The 2000 Plan may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any participant without the participant’s written consent.

Federal Income Tax Effects

The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2000 Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax. Note that Section 409A of the Internal Revenue Code which generally became effective as of January 1, 2004, may apply to certain types of awards under the 2000 Plan.

The grant of an NQSO that is granted with an exercise price at least equal to the fair market value of a share of common stock on the date of grant will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such common stock equal to the fair market value of the shares at the time of exercise.

The grant of an ISO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, our employee or the employee of one of our corporate subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant dies or is disabled as determined under Internal Revenue Code rules). The excess of the fair market value of the common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the stock acquired upon exercise of an ISO within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then upon disposition of such common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction for federal income tax purposes. The participant will recognize capital loss to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The grant of an SAR under the 2000 Plan will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant provided the exercise price of an SAR is at least equal to the fair value of a share of common stock on the date of grant and no additional deferral feature is associated with the SAR. Upon exercise of an SAR, the amount of cash or the fair market value of common stock received will be taxable to the participant as ordinary income, and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Generally, a participant who has been granted a stock unit award, performance stock unit award or restricted stock unit award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. The participant will have taxable income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and we will be entitled to a corresponding deduction.

A participant who has been granted a performance share award or restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a corresponding deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes. Upon the vesting of common stock subject to the award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends, if any, paid to the holder during the restriction period will also be compensation income to the participant and deductible as compensation expense by us. A participant may elect, pursuant to section 83(b) of the Internal Revenue Code, to recognize income at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. In the event of this election, we will be entitled to a deduction for compensation expense at the time of grant.

Any acceleration of the vesting or payment of awards under the 2000 Plan in the event of a change in control of us may cause part or all of the amounts paid to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude our deduction.

Under section 162(m) of the Internal Revenue Code, we generally will not be able to deduct annual compensation in excess of $1 million paid to our chief executive officer and our four most highly compensated employees. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. Certain awards under the 2000 Plan will automatically qualify as performance-based compensation and the Stock Option and Compensation Committee may designate whether any other award is intended to constitute performance-based compensation.

Benefits under the 2000 Plan.

Because awards under the 2000 Plan are made in the discretion of the Stock Option and Compensation Committee, future awards under the 2000 Plan are not reasonably determinable; however, pursuant to our current director compensation policy, non-employee directors are entitled to receive annual awards under the 2000 Plan.

During fiscal 2007, the number of shares of common stock subject to options granted under the 2000 Plan to our Named Executive Officers are as follows: Messrs. Goldstein, Hinkley, Solomon, Mitchell and Griffin were granted options to purchase 50,500 shares, 30,000 shares, 20,000 shares, 20,000 shares and 19,100 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 218,400 shares; all current directors who are not executive officers as a group were granted options to purchase an aggregate of 70,000 shares; and all current employees (not including executive officers) as a group were granted options to purchase an aggregate of 349,500 shares.

On August 7, 2007, the last reported sale price per share of the Isle common stock on The Nasdaq Global Select Market was $19.19.

The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan.

Stock Option and Compensation Committee Report on Executive Compensation

The Stock Option and Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses, stock option grants, health and life insurance and other benefits. Stock Option and Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also our executive officers do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

Our objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives’ interests with ours and those of our stockholders in achieving our operating goals and business objectives and increasing stockholder value. The principal components of our executive compensation program are base salary, bonus, and stock options. In light of our objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of our performance and through the grant of stock options.

The Stock Option and Compensation Committee’s determinations of overall executive compensation for the fiscal year 2007, which includes salary, bonus, certain benefits and stock option awards, were based upon consideration of, among other factors, our performance during the fiscal year, the individual executive’s contribution to the achievement of operating goals and business objectives, and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

During the fiscal year ended April 29, 2007, the Stock Option and Compensation Committee retained Hewitt Associates, Inc. to provide advice on our compensation structure and to make specific recommendations on levels of our executive compensation. The Stock Option and Compensation Committee relied on this advice and recommendations in connection with its compensation decisions.

In January 2002, we entered into an employment agreement with Bernard Goldstein, our Chairman and Chief Executive Officer. Mr. Goldstein’s employment agreement provides that his compensation consists of a base salary and a discretionary bonus. For the fiscal year 2007, Mr. Goldstein received a base salary of $550,000 and a bonus of $0. The amount of Mr. Goldstein’s base salary was determined by the Stock Option and Compensation Committee based on Mr. Goldstein’s individual performance as Chief Executive Officer and the Company’s overall performance, and is consistent with our objective to design an executive compensation program that attracts and retains qualified executives. Mr. Goldstein elected not to be considered for a bonus for fiscal 2007.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Stock Option and Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 2006. The Stock Option and Compensation Committee, however, reserves the right to use its judgment, where merited by the Stock Option and Compensation Committee’s need for flexibility to respond to changing business conditions or by an executive’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

By The Stock Option and Compensation Committee:

Shaun R. Hayes, Chair

Alan J. Glazer

W. Randolph Baker

John G. Brackenbury

Lee S. Wielansky

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the current Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with our independent registered public accounting firm the accounting firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

The policies and procedures discussed above have been carried out as well during recent months in connection with the recently completed restatement of the Company’s financial statements. Reference is made to the Company’s Annual Report and Form 10-K for the fiscal year ended April 29, 2007 for further discussion of the statement.

In reliance on the reviews and discussions referenced above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended April 29, 2007 for filing with the Securities and Exchange Commission.

By The Audit Committee:

Alan J. Glazer, Chair

W. Randolph Baker

Shaun R. Hayes

Lee S. Wielansky

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended April 29, 2007. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has been discussing the terms of a proposed engagement with Ernst & Young LLP and has not yet recommended an independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending April 27, 2008.

The following table summarizes the fees billed to the Company for professional services by Ernst & Young LLP for the fiscal years 2007 and 2006:

	2007	2006
Audit Fees	$4,059,235	$1,880,389
Audit-Related Fees	76,253	284,000
Tax Fees	217,712	182,525

	$4,353,200	$2,346,914

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits, consents, and other services related to Securities and Exchange Commission filings. Included in the 2007 Audit fees are $1,044,000 related to the restatement of the financials related to fiscal years 2006 and 2005 and the third fiscal quarter of 2007. Audit-related fees include fees for audits performed related to property divestures. Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant’s independence.

The Audit Committee pre-approved each engagement of the Company’s independent registered public accounting firm to perform non-audit related services during fiscal year 2007.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and believes the provision of the services referenced above is compatible.

OTHER MATTERS

The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission. Such directors, executive officers, and 10% stockholders also are required to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms we received, and upon written representations that no other reports were required, with respect to the fiscal year ended April 29, 2007, the Company’s directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2007 Annual Meeting must submit their proposals no later than May 15, 2008, at our principal executive offices, Attention: Bernard Goldstein, Chairman and Chief Executive Officer. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

ADDITIONAL INFORMATION

A copy of our Annual Report to Stockholders for fiscal 2007 is being provided to stockholders with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard Goldstein

Chairman and Chief Executive Officer

August 27, 2007

St. Louis, Missouri

Exhibit A

ISLE OF CAPRI CASINOS, INC.

AMENDED AND RESTATED

2000 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1. Purpose. The Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan (the “Plan”) has been established by Isle of Capri Casinos, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and any Subsidiary, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, those Participants who will be granted one or more Awards under the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2

OPTIONS AND SARS

2.1. Definitions.

(a) The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified stock option (an “NQSO”), as determined in the discretion of the Committee, provided that only employees of the Company or a Subsidiary may receive ISOs. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQSO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee.

2.2. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3. Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the award agreement.

2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

SECTION 3

OTHER STOCK AWARDS

3.1. Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b) A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units, which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Performance Unit” Award is a grant of a right to receive a designated dollar value amount of Stock, which is contingent on the achievement of performance or other objectives during a specified period.

(d) A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2. Restrictions on Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a) Any such Award shall be subject to such conditions, restrictions and contingencies, as the Committee shall determine.

(b) The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4

OPERATION AND ADMINISTRATION

4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2000 annual meeting of its stockholders, the Plan shall be effective as of September 1, 2000 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by stockholders, the Awards shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan Shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary)~~; and further provided, that the term of any Reload Options shall be determined as provided in subsection 4.15 of the Plan~~.

4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) ~~3,500,000~~ 4,500,000 shares of Stock; and (ii) any shares of Stock available for future awards under any prior long-term incentive plan of the Company, including the Casino America, Inc. 1992 Stock Option Plan and the Casino America, Inc. 1993 Stock Option Plan (the “Prior Plans”) as of the Effective Date; and any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan:

(i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be ~~200,000~~ 500,000 shares during any one fiscal year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

(iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than ~~200,000~~ 500,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v) For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than ~~$500,000~~ $1,500,000 may be subject to such Awards granted to any one individual during any one fiscal year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company or any Subsidiary shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock market.

4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

~~4.15. Reload Options.~~

~~(a) Whenever a Participant holding any Option outstanding pursuant to this Plan (including Reload Options previously granted pursuant to this Section 4.15) exercises the Option and makes payment of the Exercise Price pursuant to Section 2.4 hereof, in whole or in part, by tendering Stock previously held by the Participant, then the Company shall grant to the Participant a Reload Option for the number of shares of Common Stock that is equal to the number of shares tendered by the Participant or payment of the Exercise Price of the Option being exercised.~~

~~(b) The Reload Option Exercise Price per share shall be equal to the Fair Market Value per share of Stock, determined as of the date of receipt by the Company of the notice by the Participant to exercise the Option.~~

~~(c) The exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered Option or (ii) one year from the date of grant of the Reload Option.~~

~~(d) Any Reload Option granted pursuant to this subsection 4.15 shall vest immediately upon grant pursuant to subsection (a) above.~~

~~(e) All other terms of the Reload Options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the Reload Option.~~

SECTION 5

CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c) All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

SECTION 6

COMMITTEE

6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Stock Option and Compensation Committee of the Board (the “Committee”) in accordance with this Section 6.

6.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

6.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b) Board. The term “Board” shall mean the Board of Directors of the Company.

(c) Change in Control. The term “Change in Control” shall mean the acquisition of any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated pursuant to the Exchange Act) in a single transaction or a series of transactions of 35% or more in voting power of the outstanding stock of the Company and a change in the composition of the Board so that, within two years after the acquisition took place, a majority of the members of the Board, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its subsidiaries immediately prior to the acquisition, or the first of a series of transactions which resulted in the acquisition of 35% or more in voting power of the outstanding stock of the Company.

(d) Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Fair Market Value. The term “Fair Market Value” shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

(f) Participant. The term “Participant” shall mean any person employed within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder by the Company or a Subsidiary; and any officer or director of the Company or a Subsidiary even if he or she is not an employee within the meaning of the first clause of this subsection.

~~(g) Reload Option. The term “Reload Option” shall mean an Option granted to a Participant equal to the number of shares of already owned Stock delivered by the Participant to pay for the exercise of the Option, as more fully described by subsection 4.15.~~

(g) Stock. The term “Stock” shall mean common stock, par value $.01 per share, of the Company.

(h) Subsidiary. The term “Subsidiary” shall mean any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

ISLE OF CAPRI CASINOS, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee will review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall consist of at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its’ activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. In order to most effectively carry out its’ responsibilities, the committee believes its’ policies and procedures should remain flexible to act—proactively or reactively depending on the circumstances—to changing conditions. The committee should take the appropriate actions to set the overall corporate “tone” for responsible financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall have the ultimate authority in approving the appointment, removal and compensation of the Chief Audit Executive. The committee shall discuss with the auditors their independence from management and the Company, including matters in the written disclosures required by the AICPA’s Independence Standards Board, and shall consider the compatibility of nonaudit services with the auditors’ independence. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the

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committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee.

•

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to the shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

REVIEWED AND APPROVED BY THE BOARD OF DIRECTORS: April 26, 2007

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Please date, sign and mail

your proxy card back as

soon as possible.

ANNUAL MEETING OF STOCKHOLDERS OF

ISLE OF CAPRI CASINOS, INC.

October 16, 2007

ê        Please detach and mail in the envelope provided.        ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1: Election of Directors				Proposal 2. Approval of the Amendments to the Isle of Capri Casinos, Inc. 2000 Long-Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES:
☐	FOR ALL NOMINEES	☐ Bernard Goldstein ☐ Robert S. Goldstein ☐ Alan J. Glazer		Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title and official capacity. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.
☐	WITHHOLD AUTHORITY to vote for all nominees listed at right	☐ W. Randolph Baker ☐ Jeffrey D. Goldstein ☐ John G. Brackenbury ☐ Shaun R. Hayes
☐	FOR ALL EXCEPT (See instructions below)	☐ Lee S. Wielansky ☐ James B. Perry

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note: Please complete, date, sign and return this proxy promptly using the enclosed envelope.			(If held Jointly)

PROXY	PROXY

ISLE OF CAPRI CASINOS, INC.

Solicited by the Board of Directors for the Annual Meeting

to be held October 16, 2007

The undersigned hereby appoints Bernard Goldstein and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 16, 2007, or adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting. Receipt of the Notice of the Annual Meeting of Stockholders is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR” Proposals 1 and 2 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on the reverse side